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                                                                    EXHIBIT 10.2

                        MANAGEMENT INCENTIVE PLAN (MIP)
                        -------------------------------
                              MEASUREX CORPORATION
                              --------------------



OBJECTIVES
----------


    1. To attract, motivate and retain key management personnel who can, through their collective and individual efforts, help achieve the Company's growth and profit objectives.


    2. To provide the means for individual executives to share in the success of the Company to the extent that the Company is successful and their relative performance so warrants.



ELIGIBLE PARTICIPANTS
---------------------


    1. Key management personnel eligible to participate in the program are determined each year by the Chairman and CEO and approved by the Compensation Committee of the Board of Directors.


    2. Each participant prepares a detailed set of objectives for the year. They should be as quantitative as possible. These objectives, when approved by the Chairman and CEO, will constitute the primary measure of performance during the year in question.



DETERMINATION OF INCENTIVE FUND
-------------------------------


    1. The total amount available for distribution to the MIP incentive fund is determined at the beginning of each year by the Compensation Committee of the Board of Directors. The total amount may not exceed 80% of all participants' base salaries. If the earned payout exceeds the capped payout of 80% of salaries, the difference may be accrued for distribution in the future as determined by the Compensation Committee.


    2. The basis for determining each year's actual distribution to the MIP incentive fund is established and approved by the Compensation Committee of the Board of Directors annually. The basis is determined by a composite of factors critical to the company's performance and can include orders, sales and earnings growth; as well as inventory and receivables management.
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MANAGEMENT INCENTIVE PLAN (MIP)
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DETERMINATION OF INDIVIDUAL AWARDS
----------------------------------

    1. The Chairman and CEO will recommend to the Compensation Committee of the Board of Directors for approval the amount to be awarded each individual. The amount will be determined on the basis of appraisals measuring the relative contribution made by each eligible participant.


    2. The award will be the composite result of a position factor and a performance rating.


    3. Each position is given a position factor representing the relative opportunity of the incumbent of the position to contribute to the Company's major objectives under the Plan.


    4. Each participant will be assigned a performance rating based on careful appraisal of performance against individualized objectives. The following scale will be used as a guide to provide numerical performance rating:

                  PERFORMANCE         SCALE
                  -----------         -----

                  Outstanding             4
                  Superior                3
                  Above Standard          2
                  Standard                1
                  Below Standard          0

        Participants terminating within the fiscal year will receive "0" rating. Ratings may be in .1 increments.


    5. Individual payouts from the fund will be distributed on the basis of the combination of the previously defined elements - Position Factor and Performance Ratings. The various Position Factors are multiplied by the Performance Rating on an individual basis and a number of "shares" of the Management Incentive Fund is derived for each participant.
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1996 MANAGEMENT INCENTIVE PLAN (MIP)
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    6.  Modifications of awards can be proposed to the Compensation Committee of the Board of Directors when, in the judgment of the Chairman and CEO, such adjustments more fairly represent the relative contribution of eligible participants to Company objectives.


    7. Participants who enter or leave the Plan during the fiscal year, but remain with the Company, will receive pro-rated shares based on the length of their participation.


    8. Payments, assuming Compensation Committee approval, will be made as soon after the end of the fiscal year as possible. Audited financial results will be utilized. Payments under the Plan will be received in one lump sum.


    9. The Compensation Committee of the Board of Directors shall have the right to alter the fund, based upon extraordinary circumstances, which in their view are beyond the control of corporate management, to reflect the "true evaluation performance" relative to original plans.

   10. After a participant has been with Measurex for one year, the company will make a pretax Automatic Contribution to the participant's account in the Measurex Retirement Result$ Plan. This contribution will reduce dollar-for-dollar the amount of the bonus paid under the Management Incentive Plan.